Exhibit 99.1

Alpha and Omega Semiconductor Reports Financial Results for Fiscal Fourth Quarter and Fiscal Year Ended June 30, 2018

SUNNYVALE, Calif.--(BUSINESS WIRE)--August 8, 2018--Alpha and Omega Semiconductor Limited (“AOS”) (NASDAQ: AOSL), today reported financial results for the fiscal fourth quarter and the fiscal year ended June 30, 2018.

The results for the fiscal fourth quarter of 2018 ended June 30, 2018 were as follows:

GAAP Financial Comparison
Quarterly
(in millions except percentage and per share data)
(unaudited)
	Three Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017
Revenue	$109.9	$102.9	$98.0
Gross Margin	26.6%	26.4%	25.6%
Operating Income (loss)	$(0.1)	$0.7	$3.6
Net Income attributable to AOS	$1.0	$1.7	$4.1
Net Income Per Share attributable to AOS - Diluted	$0.04	$0.07	$0.17

Non-GAAP Financial Comparison
Quarterly
(in millions except percentage and per share data)
(unaudited)
	Three Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017
Revenue	$109.9	$102.9	$98.0
Non-GAAP Gross Margin	27.0%	26.8%	26.0%
Non-GAAP Operating Income	$7.8	$5.9	$5.6
Non-GAAP Net Income attributable to AOS	$7.6	$5.7	$6.2
Non-GAAP Net Income Per Share attributable to AOS - Diluted	$0.31	$0.23	$0.25

The non-GAAP financial measures in the schedule above exclude the effect of share-based compensation expenses in each of the periods presented, and pre-production costs relating to the Chongqing joint venture for the quarter ended June 30, 2018 and March 31, 2018. A detailed reconciliation of GAAP and non-GAAP financial measures is included at the end of this press release.

The results for the fiscal year ended June 30, 2018 were as follows:

GAAP Financial Comparison
Annually
(in millions except percentage and per share data)
(unaudited)
	Year Ended June 30,
	2018	2017
Revenue	$421,553	$383,337
Gross Margin	26.6%	24.0%
Operating Income	$8,420	$13,144
Net Income attributable to AOS	$14,263	$13,829
Net Income Per Share attributable to AOS - Diluted	$0.57	$0.56

Non-GAAP Financial Comparison
Annually
(in millions except percentage and per share data)
(unaudited)
	Year Ended June 30,
	2018	2017
Revenue	$421,553	$383,337
Non-GAAP Gross Margin	26.9%	24.2%
Non-GAAP Operating Income	$27,592	$19,778
Non-GAAP Net Income attributable to AOS	$28,243	$20,463
Non-GAAP Net Income Per Share attributable to AOS - Diluted	$1.14	$0.83

The non-GAAP financial measures in the schedule above exclude the effect of share-based compensation expenses in each of the periods presented, as well as pre-production expenses relating to the Chongqing joint venture and income tax benefit from tax reform for fiscal year ended June 30, 2018. A detailed reconciliation of GAAP and non-GAAP financial measures is included at the end of this press release.

“AOS delivered another quarter of outstanding execution, breaking revenue records both on a quarterly and annual basis. The solid June quarter brought a strong finish to our fiscal year 2018: we achieved an annual revenue growth of 10%, a non-GAAP gross margin expansion of 270 basis points, and non-GAAP earnings per share increase of 37%, as compared to a year ago. During fiscal year 2018, we dedicated our efforts to enhance demand creation and expand capacity. I am pleased to announce that the critical investments and heavy lifting of our internal capacity expansion are now largely behind us,” stated Dr. Mike Chang, chairman and CEO of the company. “As we entered fiscal year 2019 with stronger and more diverse product portfolio, increased capacity and enhanced customer partnerships, we are optimistic that our investments in the past year will enable us to capitalize on the next phase of accelerated growth. We remain keenly focused on executing our longer term strategies.”

Business Outlook for Fiscal Q1 Ending September 30, 2018

The following forward-looking statements are based on management's current expectations and actual results may differ materially. AOS undertakes no obligation to update these statements.

  Revenue is expected to be between $113 million and $117 million.
  Gross margin is expected to be approximately 26.5% plus or minus 1%. Non-GAAP gross margin is expected to be approximately 28.5% plus or minus 1%. Non-GAAP gross margin excludes $0.6 million of estimated share-based compensation charge and $1.7 million of estimated production ramp-up costs relating to the Chongqing joint venture.
  Operating expenses are expected to be in the range of $32.0 million plus or minus $1 million. Non-GAAP operating expenses are expected to be in the range of $24.2 million plus or minus $1 million. Both GAAP and non-GAAP operating expenses include $2.1 million to $2.3 million of estimated expenses relating to the development of our digital power team. Non-GAAP operating expenses exclude an estimated share-based compensation charge of approximately $2.8 million and estimated pre-production expenses relating to the Chongqing joint venture of $5.0 million.
  Tax expense is expected to be approximately $0.6 million to $0.8 million.
  Loss attributable to noncontrolling interest is expected to be around $4.2 million. On a non-GAAP basis, excluding estimated pre-production expenses and production ramp-up costs relating to the Chongqing joint venture of approximately $3.5 million, this item is expected to be approximately $0.7 million.

Conference Call and Webcast

AOS plans to conduct an investor teleconference and live webcast to discuss the financial results for the fiscal fourth quarter and the fiscal year ended June 30, 2018 today, August 8, 2018 at 2:00 p.m. PT / 5:00 p.m. ET. To participate in the live call, analysts and investors should dial 877-312-8797 (or 253-237-1194 if outside the U.S.). To access the live webcast and the subsequent replay of the conference call, which will be available for seven days after the live call, go to the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com. In addition, a copy of the script of prepared remarks by CEO and CFO at the investor teleconference and webcast is available prior to the call at the Company’s investor relations website.

Forward Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, statements relating to expected growth rate, our product portfolios, projected amount of revenue, gross margin, operating income (loss), income tax expenses, net income (loss), noncontrolling interest, and share-based compensation expenses, non-GAAP gross margin, non-GAAP operating expenses, tax expenses, and non-GAAP loss attributable to noncontrolling interest, our ability and strategy to develop new products, including digital power controller products, the ability to expand our sales, increase our capacity and achieve sustained growth and profitability, the pre-production and production phases of our Chongqing joint venture, the relationship with key customers, and other information under the section entitled “Business Outlook for Fiscal Q1 Ending September 30, 2018”. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, difficulties and challenges in executing our diversification strategy into different market segments; ordering pattern from distributors and seasonality; our ability to introduce or develop new and enhanced products that achieve market acceptance, the actual product performance in volume production, the quality and reliability of our product, our ability to achieve design wins, the general business and economic conditions, the state of semiconductor industry and seasonality of our markets, our ability to maintain factory utilization at a desirable level, our ability to successfully operate our joint venture in China, and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2018 to be filed by AOS. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures for our historical performance, including non-GAAP gross profit, gross margin, operating income (loss), net loss attributable to noncontrolling interest, net income (loss) and diluted earnings per share ("EPS"). These supplemental measures exclude share-based compensation expenses for all periods presented, pre-production expenses related to Chongqing joint venture for the quarter of March 31, 2018 and June 30, 2018, and income tax benefit from tax reform for the quarter of December 31, 2017 in this press release. We also disclose certain non-GAAP financial measures in our guidance for the next quarter, including non-GAAP gross margin, operating expenses and loss attributable to noncontrolling interest. These forecast supplemental measures exclude estimated pre-production expenses and production ramp-up costs relating to our Chongqing joint venture and estimated share-based compensation expenses. We believe that these historical and forecast non-GAAP financial measures can provide useful information to both management and investors by excluding certain items and expenses that are not indicative of our core operating results or do not reflect our normal business operations, such as the joint venture pre-production expenses. In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as non-GAAP net income (loss) or non-GAAP operating expenses, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures both in the text in this press release and in the tables attached hereto. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT, IPM, Power IC products and Digital Power. AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables us to introduce innovative products to address the increasingly complex power requirements of advanced electronics. AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high performance power management solutions. AOS's portfolio of products targets high-volume applications, including portable computers, flat panel TVs, LED lighting, smart phones, battery packs, consumer and industrial motor controls and power supplies for TVs, computers, servers and telecommunications equipment. For more information, please visit www.aosmd.com.

The following unaudited consolidated financial statements are prepared in accordance with U.S. GAAP.

Alpha and Omega Semiconductor Limited
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended			Fiscal Year Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017

Revenue	$109,897	$102,902	$98,007	$421,553	$383,337
Cost of goods sold	80,714	75,769	72,921	309,625	291,516
Gross profit	29,183	27,133	25,086	111,928	91,821
Gross margin	26.6%	26.4%	25.6%	26.6%	24.0%

Operating expenses:
Research and development	9,951	9,966	7,907	37,344	29,835
Selling, general and administrative	19,307	16,486	13,618	66,164	48,842
Total operating expenses	29,258	26,452	21,525	103,508	78,677
Operating income (loss)	(75)	681	3,561	8,420	13,144

Interest income and other income (loss), net	(1,589)	(234)	52	(1,943)	(141)
Interest expense	(685)	(105)	(19)	(821)	(91)
Income (loss) before income taxes	(2,349)	342	3,594	5,656	12,912

Income tax expense	676	830	807	708	3,652
Net income (loss) including noncontrolling interest	(3,025)	(488)	2,787	4,948	9,260
Net loss attributable to noncontrolling interest	(4,046)	(2,139)	(1,332)	(9,315)	(4,569)
Net income attributable to Alpha and Omega Semiconductor Limited	$1,021	$1,651	$4,119	$14,263	$13,829

Net income per common share attributable to Alpha and Omega Semiconductor Limited
Basic	$0.04	$0.07	$0.17	$0.60	$0.59
Diluted	$0.04	$0.07	$0.17	$0.57	$0.56

Weighted average number of common share attributable to Alpha and Omega Semiconductor Limited used to compute net income per share:
Basic	23,864	23,795	23,917	23,901	23,526
Diluted	24,628	24,755	24,960	24,844	24,826

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)
	June 30, 2018	June 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$131,535	$115,708
Restricted cash	189	221
Accounts receivable, net	33,755	28,410
Inventories	90,182	76,254
Other current assets	29,551	4,883
Total current assets	285,212	225,476
Property, plant and equipment, net	331,656	148,191
Intangible assets, net	16,591	282
Deferred income tax assets - long-term	4,892	4,594
Other long-term assets	28,698	19,865
Total assets	$667,049	$398,408
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$92,661	$63,134
Accrued liabilities	49,841	28,386
Income taxes payable	2,211	1,748
Short-term debt	3,811	—
Deferred margin	1,665	814
Capital leases	4,491	828
Total current liabilities	154,680	94,910
Long-term debt	26,786	—
Income taxes payable - long-term	924	922
Deferred income tax liabilities	713	2,659
Capital leases - long-term	56,791	866
Other long-term liabilities	993	502
Total liabilities	240,887	99,859
Equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares; Issued and outstanding: none at June 30, 2018 and 2017	—	—
Common shares, par value $0.002 per share:
Authorized: 100,000 shares; issued and outstanding: 30,400 shares and 23,860 shares at June 30, 2018 and 29,600 shares and 23,992 shares at June 30, 2017	61	59
Treasury shares at cost; 6,540 shares at June 30, 2018 and 5,608 shares at June 30, 2017	(64,790)	(49,836)
Additional paid-in capital	220,244	206,332
Accumulated other comprehensive income	440	306
Retained earnings	122,639	113,909
Total Alpha and Omega Semiconductor Limited shareholders’ equity	278,594	270,770
Noncontrolling interest	147,568	27,779
Total equity	426,162	298,549
Total liabilities and equity	$667,049	$398,408

Supplemental disclosures of financial information:
(in thousands)

	As of June 30, 2018			As of June 30, 2017
	AOS	CQJV	Consolidated	AOS	CQJV	Consolidated
Cash and cash equivalents	$88,269	$43,266	$131,535	$109,584	$6,124	$115,708
Bank borrowings liabilities	$30,876	$60,416	$91,292	$—	$—	$—
Property, plant and equipment, net	$141,575	$190,081	$331,656	$102,068	$46,123	$148,191
Total assets	$384,380	$282,669	$667,049	$333,163	$65,245	$398,408
Total equity	$293,609	$132,553	$426,162	$276,204	$22,345	$298,549

	Three Months Ended June 30, 2018			Three Months Ended March 31, 2018			Three Months Ended June 30, 2017
	AOS	CQJV	Consolidated	AOS	CQJV	Consolidated	AOS	CQJV	Consolidated
Net cash provided by (used in) operating activities	$8,722	$(19,499)	$(10,777)	$704	$(8,301)	$(7,597)	$14,485	$(937)	$13,548
Purchase of property and equipment	$13,805	$41,271	$55,076	$12,393	$45,512	$57,905	$14,636	$195	$14,831

	Year Ended June 30, 2018			Year Ended June 30, 2017
	AOS	CQJV	Consolidated	AOS	CQJV	Consolidated
Net cash provided by (used in) operating activities	$36,885	$(33,405)	$3,480	$44,783	$(2,135)	$42,648
Purchase of property and equipment	$49,390	$128,359	$177,749	$30,799	$24,789	$55,588

Alpha and Omega Semiconductor Limited
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended			Fiscal Year Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017

GAAP gross profit	$29,183	$27,133	$25,086	$111,928	$91,821
Share-based compensation	461	449	420	1,641	1,041
Non-GAAP gross profit	$29,644	$27,582	$25,506	$113,569	$92,862
Non-GAAP gross margin	27.0%	26.8%	26.0%	26.9%	24.2%

GAAP operating income (loss)	$(75)	$681	$3,561	$8,420	$13,144
Share-based compensation	2,935	2,460	2,049	11,412	6,634
Pre-production expenses related to joint venture	4,988	2,772	—	7,760	—
Non-GAAP operating income	$7,848	$5,913	$5,610	$27,592	$19,778
Non-GAAP operating margin	7.1%	5.7%	5.7%	6.5%	5.2%

GAAP net income attributable to AOS	$1,021	$1,651	$4,119	$14,263	$13,829
Share-based compensation	2,935	2,460	2,049	11,412	6,634
Income tax benefit from tax reform	—	—	—	(2,690)	—
Pre-production expenses related to joint venture	3,643	1,615	—	5,258	—
Non-GAAP net income attributable to AOS	$7,599	$5,726	$6,168	$28,243	$20,463
Non-GAAP net margin attributable to AOS	6.9%	5.6%	6.3%	6.7%	5.3%

GAAP net income attributable to AOS	$1,021	$1,651	$4,119	$14,263	$13,829
Share-based compensation	2,935	2,460	2,049	11,412	6,634
Amortization and depreciation	7,601	7,431	7,040	29,419	27,188
Interest expense (income), net	582	(34)	(18)	333	(140)
Income tax expense	676	830	807	708	3,652
EBITDAS	$12,815	$12,338	$13,997	$56,135	$51,163

GAAP diluted net income per share attributable to AOS	$0.04	$0.07	$0.17	$0.57	$0.56
Share-based compensation	0.12	0.10	0.08	0.46	0.27
Income tax benefit from tax reform	—	—	—	(0.10)	—
Pre-production expenses related to joint venture	0.15	0.06	—	0.21	—
Non-GAAP diluted net income per share attributable to AOS	$0.31	$0.23	$0.25	$1.14	$0.83

Shares used to compute diluted per share	24,628	24,755	24,960	24,844	24,826

CONTACT:
Alpha and Omega Semiconductor Limited
Investor Relations
So-Yeon Jeong
investors@aosmd.com